Exhibit 10.11

RESTRICTED SHARES AWARD AGREEMENT

BANK OF COMMERCE HOLDINGS

2019 EQUITY INCENTIVE PLAN

This Restricted Shares Award Agreement (this “Agreement”), effective as of the Grant Date indicated below, evidences the grant of Restricted Shares to Participant under Article 8 of the Bank of Commerce Holdings 2019 Equity Incentive Plan (the “Plan”). The terms and conditions of the Plan are incorporated into this Agreement by this reference.

Company:	Bank of Commerce Holdings
Participant Name:
Participant Address:

Share Registration:	☐

Check here and enter name (i) of spouse if Restricted Shares are to be issued in joint names or (ii) of trust if Restricted Shares are to be issued in name of revocable grantor trust for estate planning purposes.

Name:
Grant Date:
Number of Restricted Shares subject to Restricted Award:
Value of Award on Grant Date:	$_______, based on the closing sales price of a Share of Common Stock, $________, on the Grant Date
Required Payment for Restricted Shares:	$0.00
Restriction Periods (Vesting Schedule):	Anniversary (Vesting) Date	Percentage of Award Vested*

*Vested Shares will be rounded up to the nearest whole number; provided, however, that Participant will not have the right to receive more than the total number of Restricted Shares subject to this Award (subject to adjustment under Article 9 of the Plan).

The terms and conditions of this Award are set forth on the following pages of this Agreement and are, in each instance, subject to the terms and conditions of the Plan. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan. By signing below, Participant acknowledges receipt of a copy of the Plan.

This Agreement may be acknowledged and accepted by Participant by signing below or by electronic or other digital signature as permitted by the Company.

PARTICIPANT	BANK OF COMMERCE HOLDINGS

Print Name:	Print Name:
Title:

Exhibit 10.11

TERMS AND CONDITIONS

1.	Vesting and Settlement of Award

1.1.	Settlement

Unless previously forfeited pursuant to Section 1.2 below or as otherwise provided by this Agreement, the designated percentage of Restricted Shares will be settled on each Anniversary Date shown on the first page of this Agreement or, if not a business day, on the first business day thereafter (the “Settlement Date”), by removal of the Restrictions as to a number of Shares of Common Stock equal to the number of Restricted Shares that became Vested on that Settlement Date. Restricted Shares that Vest upon the occurrence of a Change in Control Date will be settled as provided in Article 9.4 of the Plan. Vested Shares may be subject to additional transfer restrictions as provided in this Agreement.

1.2.	Employment Requirement

Except as otherwise provided in this Agreement, in the event that Participant’s Continuous Service as an employee of the Company or an Affiliate is interrupted or terminated, all Restricted Shares not previously Vested will be forfeited immediately without payment of any kind to Participant.

1.3.	Acceleration of Vesting

Notwithstanding the Vesting Schedule and Section 1.2 set forth above, the Restricted Shares will become fully Vested to the extent provided in Article 9.4 of the Plan.

1.4.	Other Documents

Participant will be required to furnish to the Company before settlement such other documents or representations as the Company may require to assure compliance with applicable laws and regulations.

1.5.	Restricted Shares Not Transferable

Neither the Restricted Shares, nor this Agreement, nor any interest or right in the Restricted Shares or this Agreement, may be sold, pledged, assigned, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, unless and until the Restricted Shares have been settled as provided in this Agreement. Neither the Restricted Shares nor any interest or right in the Restricted Shares will be liable for the debts, obligations, contracts or engagements of Participant or his or her successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary, or by operation of law, judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

1.6.	Stock Power

Participant agrees to deliver a Stock Power and Assignment in the form attached as Exhibit B (with the transferee, date, and number of shares left blank), executed by Participant, as well as his or her spouse if the Restricted Shares are issued in joint names in the Company’s book entry direct registration program, to the Secretary of the Company or its designee (“Escrow Holder”). PARTICIPANT HEREBY APPOINTS THE ESCROW HOLDER TO HOLD SUCH STOCK POWER IN ESCROW AND TO TAKE ALL SUCH ACTIONS, AND TO EFFECTUATE ALL SUCH TRANSFERS AND/OR RELEASES OF SUCH SHARES, AS ARE REQUIRED TO EFFECTUATE THE TERMS OF THIS AWARD. The foregoing appointment is a power coupled with an interest and may not be revoked by Participant or his or her spouse, if applicable. Participant and the Company agree that any Escrow Holder will not be liable to any party or any person for any actions or omissions, unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice, or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. Restricted Shares subject to this Award shall be released from escrow as they Vest.

Exhibit 10.11

1.7.	Rights as Shareholder

Participant will not have the right to receive cash dividends or to vote with respect to Restricted Shares that have not Vested.

2.	Taxes

By signing this Agreement, Participant acknowledges that Participant shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Sections 409A or 4999 of the Code), and that the Company has no obligation whatsoever to pay such taxes.

3.	Tax Withholding and Reimbursement

Participant must satisfy all required withholding taxes and payroll tax obligations arising out of the settlement of Restricted Shares under Section 1.1 above. Payment may be made by check or in cash, including by directing applicable amounts to be withheld from Participant’s payroll account on the Settlement Date. Participant also has the right, by written notice to the Company that complies with any applicable restrictions imposed by applicable statute, rule or regulation, to elect to have withholding taxes and payroll tax obligations satisfied by the cancellation of Restricted Shares as to which Restrictions were otherwise to be removed in connection with settlement of the Award or a portion thereof; provided that the Committee may rescind this right by notice to the Participant not less than three months prior to the Vesting Date. The value of the Restricted Shares so withheld and cancelled will be calculated based on their Fair Market Value on the Settlement Date. In no event will the value of the Restricted Shares withheld exceed the sum of all tax obligations attributable to settlement of the Award, calculated based on the maximum statutory tax rates applicable to the Participant. The Company may reduce the number of Restricted Shares to be withheld to the extent it deems necessary in its sole discretion to avoid adverse accounting or other consequences to the Company, in which case the next sentence may apply. To the extent Participant does not otherwise satisfy all required withholding taxes and payroll tax obligations in connection with the issuance of Restricted Shares, the Company is authorized, prior to such issuance, to require the Participant to remit to the Company, or to withhold from the Participant’s other compensation, any taxes that the Company is required to withhold or collect in connection with settlement of the Award or a portion thereof.

4.	Potential Section 83(b) Election

Participant acknowledges that he or she understands the following and is responsible for seeking independent advice regarding his or her income tax situation:

4.1.	Income Taxes

Under Section 83(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the excess of the Fair Market Value on the date of Vesting of the Restricted Shares over the amount, if any, paid for such shares will be taxed at the time of Vesting as ordinary income and subject to payroll and withholding taxes and to tax reporting, as applicable.

Exhibit 10.11

4.2.	Section 83(b) Election

Participant may elect under Section 83(b) of the Code to be taxed at ordinary income rates based on the Fair Market Value of the Restricted Shares at the time such shares are awarded, rather than at the time Restricted Shares Vest. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within thirty (30) days following the Grant Date. Participant will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if Restricted Shares are subsequently forfeited to the Company, and the 83(b) Election may cause Participant to recognize more compensation income than he or she would otherwise have recognized if the value of the Restricted Shares subsequently declines. The form for making an 83(b) Election is attached hereto as Exhibit A. FAILURE TO FILE SUCH AN ELECTION WITHIN THE REQUIRED THIRTY (30) DAY PERIOD AND AS OTHERWISE DESCRIBED IN THE FORM MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY PARTICIPANT AS RESTRICTED SHARES VEST.

5.	Conditions Precedent

The Company will not be required to issue any Restricted Shares until the Company has taken any action required to comply with all applicable laws, rules and regulations. Such action may include, without limitation, (a) registering or qualifying such Shares under any state or federal law or under the rules of any securities exchange or association, (b) satisfying any law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from any such law, (c) placing a restrictive legend or stop-transfer instructions on the Shares following Vesting, or (d) obtaining the consent or approval of any governmental or regulatory body.

6.	Clawback/Recovery

Compensation paid to Participant under this Agreement is subject to recoupment in accordance with any clawback policy adopted by the Company and in effect from time to time, including any such policy adopted after the date of this Agreement, as well as any similar requirement of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection, and rules adopted by a governmental agency or applicable securities exchange under any such law. Participant agrees to promptly repay or return any such compensation as directed by the Company under any such clawback policy or requirement, including the value received from a disposition of Shares acquired pursuant to this Agreement.

7.	Successorship

Subject to restrictions on transferability set forth in the Plan, this Agreement will be binding upon and benefit the parties, their successors and assigns to the extent permitted by law.

8.	Notices

All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (a) if to the Company, to its administrative office, marked to the attention of the corporate secretary of the Company; or (b) if to Participant, to Participant’s address set forth on the front page hereof. Any notice or other writings so delivered shall be deemed given (x) if by mail, on the second (2nd) business day after mailing, and (y) if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

Exhibit 10.11

9.	Choice of Law

It is the intention of the parties that the internal laws of the State of California, without regard to choice of law principles, shall govern this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

10.	Attorney Fees

In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys’ fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

11.	Waiver

No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

Exhibit 10.11

EXHIBIT A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Taxpayer Name:	Taxpayer SSN:
Spouse Name:	Spouse SSN:
Address:

2.	The property with respect to which the election is made is described as follows: ________________ shares of the common stock of Bank of Commerce Holdings, a California corporation (the “Company”).

3.	The date on which the property was transferred is: ______________

4.

The property is subject to the following restrictions: the property will be forfeited to the Company when the taxpayer’s services with the Company are terminated. The foregoing restrictions lapse in a series of installments over a __-year period ending on __________________.

5.

The aggregate fair market value at the time of transfer of such property (determined without regard to any restriction other than a restriction that by its terms will never lapse) is: $_________________.

6.	The amount (if any) paid for such property is: $______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property. The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:

TAXPAYER	SPOUSE (if applicable)

Print Name:	Print Name:

If you decide to make an 83(b) election, you must file this form within thirty (30) days following the date of award and as otherwise described below.

Distribution of Copies

1.

The original is to be filed with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than thirty (30) days after the date the property was transferred.

2.	Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.
3.	Provide a copy to the Company.

Exhibit 10.11

EXHIBIT B

STOCK POWER AND ASSIGNMENT

For value received, the undersigned holder(s) hereby sells, assigns, and transfers unto the Secretary, __________ shares of the common stock of Bank of Commerce Holdings, a California corporation, standing in the name of the undersigned holder(s) on the books of said corporation, and does hereby irrevocably constitute the Secretary of said corporation as attorneys-in-fact, with full power of substitution, to transfer said shares on the books of said corporation.

Dated:

PARTICIPANT	SPOUSE (if applicable)

Print Name:	Print Name:

Please see Section 1.6 of the Restricted Shares Award Agreement for information on completing this form.